                                                                           EX.3

                                                   [AMERICAN NATIONAL BANK LOGO]

                                PROMISSORY NOTE


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
 Principal      Loan Date   Maturity   Loan No  Call  Collateral   Account  Officer  Initials
$4,219,000.01   07-30-1997  07-30-1998                                       19792
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  References in the shaded area are for Lender's use only and do not limit the applicability of this document to any particular loan or item.
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
BORROWER: JASPER B. SANFILIPPO (SSN: ###-##-####)   LENDER: AMERICAN NATIONAL BANK & TRUST CO. OF CHICAGO
          MARIAN R. SANFILIPPO (SSN: ###-##-####)           EXECUTIVE & PROFESSIONAL DIVISION
          789 PLUM TREE ROAD                                33 N. LAsALLE STREET
          BARRINGTON HILLS, IL 60010                         CHICAGO, IL 60690

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PRINCIPAL AMOUNT: $4,219,000.01      INITIAL RATE: 9.000%                        DATE OF NOTE: JULY 30,1997

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    PROMISE TO PAY. I PROMISE TO PAY TO AMERICAN NATIONAL BANK & TRUST CO. OF
    CHICAGO ("LENDER"), OR ORDER, IN LAWFUL MONEY OF THE UNITED STATES OF AMERICA, THE PRINCIPAL AMOUNT OF FOUR MILLION TWO HUNDRED NINETEEN THOUSAND & 01/100 DOLLARS ($4,219,000.01), TOGETHER WITH INTEREST ON THE UNPAID PRINCIPAL BALANCE FROM JULY 30, 1997, UNTIL PAID IN FULL. THE INTEREST RATE WILL NOT INCREASE ABOVE 18.000%.

    PAYMENT. SUBJECT TO ANY PAYMENT CHANGES RESULTING FROM CHANGES IN THE INDEX, I WILL PAY THIS LOAN IN 3 PRINCIPAL PAYMENTS OF $152,500.00 EACH
    AND ONE FINAL PRINCIPAL AND INTEREST PAYMENT OF $3,845,901.89. MY FIRST PRINCIPAL PAYMENT IS DUE OCTOBER 30, 1997, AND ALL SUBSEQUENT PRINCIPAL PAYMENTS ARE DUE ON THE SAME DAY OF EACH QUARTER AFTER THAT. IN ADDITION,
    I WILL PAY REGULAR QUARTERLY PAYMENTS OF ALL ACCRUED UNPAID INTEREST DUE
    AS OF EACH PAYMENT DATE. MY FIRST INTEREST PAYMENT IS DUE OCTOBER 30, 1997, AND ALL SUBSEQUENT INTEREST PAYMENTS ARE DUE ON THE SAME DAY OF EACH QUARTER AFTER THAT. MY FINAL PAYMENT DUE JULY 30, 1998, WILL BE FOR ALL PRINCIPAL AND ACCRUED INTEREST NOT YET PAID. I will pay Lender at Lender's address shown above or at such other place as Lender may designate in writing. Unless otherwise agreed or required by applicable law, payments will be applied first to any unpaid collection costs and any late charges, then to any unpaid interest, and any remaining amount to principal.

    VARIABLE INTEREST RATE. The interest rate on this Note is subject to change from time to time based on changes in an index which is the AMERICAN NATIONAL BANK & TRUST COMPANY OF CHICAGO BASE RATE (the "Index"). The Index is not necessarily the lowest rate charged by Lender on its loans and is set by Lender in its sole discretion. If the Index becomes unavailable during the term of this loan, Lender may designate a substitute index after notifying me. Lender will tell me the current Index rate upon my request. I understand that Lender may make loans based on other rates as well. The interest rate change will not occur more often than each DAY. THE INDEX CURRENTLY IS 8.500% PER ANNUM. THE INTEREST RATE TO BE APPLIED TO THE UNPAID PRINCIPAL BALANCE OF THIS NOTE WILL BE AT A RATE OF 0.500 PERCENTAGE POINTS OVER THE INDEX, ADJUSTED IF NECESSARY FOR THE MAXIMUM RATE LIMITATION DESCRIBED BELOW, RESULTING IN AN INITIAL RATE OF 9.000% PER ANNUM. NOTWITHSTANDING ANY OTHER PROVISION OF THIS NOTE, THE VARIABLE INTEREST RATE OR RATES PROVIDED FOR IN THIS NOTE WILL BE SUBJECT TO THE FOLLOWING MAXIMUM RATE. NOTICE: Under no circumstances will the interest rate on this Note be more than (except for any higher default rate shown below) the lesser of 18.000% per annum or the maximum rate allowed by applicable law.

    PREPAYMENT. I may pay without penalty all or a portion of the amount owed earlier than it is due. Early payments will not, unless agreed to by Lender in writing, relieve me of my obligation to continue to make payments under the payment schedule. Rather, they will reduce the principal balance due and may result in me making fewer payments.

    LATE CHARGE. If a payment is 10 DAYS OR MORE LATE, I WILL BE CHARGED 5.000% OF THE REGULARLY SCHEDULED PAYMENT OR $10.00, WHICHEVER IS GREATER.

    DEFAULT. I will be in default if any of the following happens: (a) I fail to make any payment when due. (b) I break any promise I have made to Lender, or I fail to comply with or to perform when due any other term, obligation, covenant, or condition contained in this Note or any agreement related to this Note, or in any other agreement or loan I have with Lender. (c) Any representation or statement made or furnished to Lender by me or on my behalf is false or misleading in any material respect either now or at the time made or furnished. (d) I die or become insolvent, a receiver is appointed for any part of my property, I make an assignment for the benefit of creditors, or any proceeding is commenced either by me or against me under any bankruptcy or insolvency laws. (e) Any creditor tries to take any of my property on or in which Lender has a lien or security interest. This includes a garnishment of any of my accounts, including deposit accounts, with Lender. (f) Any of the events described in this default section occurs with respect to any guarantor of this Note. (g) Lender in good faith deems itself insecure.

    LENDER'S RIGHTS. Upon default, Lender may declare the entire unpaid principal balance on this Note and all accrued unpaid interest immediately due, without notice, and then I will pay that amount. Upon default, including failure to pay upon final maturity, Lender, at its option, may also, if permitted under applicable law, increase the variable interest rate on this Note to 3.500 percentage points over the Index. The interest rate will not exceed the maximum rate permitted by applicable law. Lender may hire or pay someone else to help collect this Note if I do not pay. I also will pay Lender that amount. This includes, subject to any limits under applicable law, Lender's attorneys' fees and Lender's legal expenses whether or not there is a lawsuit, including attorneys' fees and legal expenses for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), appeals, and any anticipated post-judgment collection services. If not prohibited by applicable law, I also will pay any court costs, in addition to all other sums provided by law. THIS NOTE HAS BEEN DELIVERED TO LENDER AND ACCEPTED BY LENDER IN THE STATE OF ILLINOIS. IF THERE IS A LAWSUIT, I AGREE UPON LENDER'S REQUEST
    TO SUBMIT TO THE JURISDICTION OF THE COURTS OF COOK COUNTY, THE STATE OF ILLINOIS. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ILLINOIS.

    RIGHT OF SETOFF. I grant to Lender a contractual possessory security interest in, and hereby assign, convey, deliver, pledge, and transfer to Lender all my right, title and interest in and to, my accounts with Lender (whether checking, savings, or some other account), including without limitation all accounts held jointly with someone else and all accounts I may open in the future, excluding however all IRA and Keogh accounts, and all trust accounts for which the grant of a security interest would be prohibited by law. I authorize Lender, to the extent permitted by applicable law, to charge or setoff all sums owing on this Note against any and all such accounts.

    COLLATERAL. This Note is secured by 1,277,481 shares of John B. Sanfilippo & Son, Inc. Common Stock held in American National Bank Safekeeping Account #480656.

    GENERAL PROVISIONS. Lender may delay or forgo enforcing any of its rights or remedies under this Note without losing them. I and any other person who signs, guarantees or endorses this Note, to the extent allowed by law, waive presentment, demand for payment, protest and notice of dishonor. Upon any change in the terms of this Note, and unless otherwise expressly stated in writing, no party who signs this Note, whether as maker, guarantor, accommodation maker or endorser, shall be released from liability. All such parties agree that Lender may renew or extend (repeatedly and for any length of time) this loan, or release any party or guarantor or collateral; or impair, fail to realize upon or perfect Lender's security interest in the collateral. All such parties also agree that Lender may modify this loan without the consent of or notice to anyone other than the party with whom the modification is made. The obligations under this Note are joint and several. This means that the words "I", "me", and "my", mean each and all of the persons signing below.

    PRIOR TO SIGNING THIS NOTE, I, AND EACH OF US, READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS NOTE, INCLUDING THE VARIABLE INTEREST RATE PROVISIONS. I, AND EACH OF US, AGREE TO THE TERMS OF THE NOTE AND ACKNOWLEDGE RECEIPT OF A COMPLETED COPY OF THE NOTE.

    BORROWER:

    x /s/ Jasper B. Sanfilippo                    x /s/ Marian R. Sanfilippo
     -------------------------                    ---------------------------
          Jasper B. Sanfilippo                          Marian R. Sanfilippo

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